Exhibit 21

                  DIRECT AND INDIRECT SUBSIDIARIES OF ENTHRUST
                  --------------------------------------------


                       ENTITY                               PERCENTAGE OWNERSHIP
R&R Capital Group, Inc.                                                     100%
Rodman & Renshaw LLC                                                        100%
Techvest, LLC                                                               100%
Rodman & Renshaw Fund Management, LLC,
General Partner of R&R Opportunity Fund LP                                  100%
Rodman & Renshaw Environmental, LLC                                       29.83%
Rodman & Renshaw Capital, LLC                                                97%
TechBio, LLC                                                                100%
R&R Biotech Partners, LLC                                                   100%
Acumen BioFin, Inc.                                                         100%
Rodman & Renshaw Holdings, Inc.                                             100%
R&R Investment LLC                             I                            100%
R&R Investment LLC                             II                           100%
R&R Investment LLC                             III                          100%
R&R Investment LLC                             IV                           100%
R&R Investment LLC                             V                            100%
R&R Investment LLC                             VI                           100%
R&R Investment LLC                             VII                          100%
R&R Investment LLC                             VIII                         100%
R&R Investment LLC                             IX                           100%
R&R Investment LLC                             X                            100%
R&R Enterprise Investments LLC                 I                            100%
R&R Enterprise Investments LLC                 II                           100%
R&R Enterprise Investments LLC                 III                          100%

RR Acquisition  Inc                            II                            16%
RR Acquisition  Inc                            III                           80%
RR Acquisition  Inc                            IV                            16%
RR Acquisition  Inc                            V                             80%
RR Acquisition  Inc                            VI                            80%
RR Acquisition  Inc                            VII                           80%
RR Acquisition  Inc                            VIII                          80%
RR Acquisition  Inc                            IX                            80%
RR Acquisition  Inc                            X                             80%
R&R International Enterprise Inc               I                             80%
R&R International Enterprise Inc               II                            80%
R&R International Enterprise Inc               III                           80%
RRPR,LLC                                                                   40.5%
Twin Lakes Delaware, Inc.                                            Approx. 73%
Enthrust Financial Services, Inc.                                    Approx. 80%
24Holdings, Inc.                                                     Approx. 56%